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Exhibit 10.1

VitaCube Systems Holdings, Inc.

2003 STOCK INCENTIVE PLAN

Adopted: Effective as of July 1, 2003

Approved and Ratified by Shareholders: Effective July 1, 2003

ARTICLE I
PURPOSE

        The purpose of the VitaCube Systems Holdings, Inc. 2003 Stock Incentive Plan (the "Plan") is to attract persons of training, experience, and ability to continue as employees, directors, and consultants of VitaCube Systems Holdings, Inc. (the "Company") and its Subsidiaries and to furnish additional incentive to such persons to become shareholders of the Company.

ARTICLE II
STRUCTURE OF THE PLAN

        The Plan is designed to permit the Committee in its discretion to grant Incentive Stock Options, Nonqualified Stock Options, and Restricted Stock, as such terms are defined in the Plan.

ARTICLE III
DEFINITIONS

        As used in this Plan:

          "Award" means the grant made under this Plan of Stock Options or Restricted Stock.

          "Board" means the Company's board of directors.

          "Change in Control" means a change in ownership or control of the Company effected through any of the following transactions:

              (i)  The acquisition, directly or indirectly by any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power in the election of directors of the Company's then-outstanding securities.

             (ii)  A merger or consolidation to which the Company is a party and in which (A) the Company is not the surviving entity, or (B) securities possessing more than 50% of the total combined voting power of the Company's then-outstanding securities are transferred to a person or persons different from the persons holding those securities prior to such transaction. However, a Change in Control does not include a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted, or replaced by the successor or acquiring corporation.

            (iii)  The sale, transfer, or other disposition of all or substantially all of the Company's assets to any person or entity other than a transfer to a wholly-owned subsidiary.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the Compensation Committee, or if no Compensation Committee is appointed, the Board. Notwithstanding the appointment of a Compensation Committee, the Board will determine any grants of Nonqualified Options to Non-Employee Directors.

          "Common Shares" means shares of the Company's common stock.

          "Company" means VitaCube Systems Holdings, Inc., a Nevada corporation.

          "Compensation Committee" means a committee consisting of two or more directors of the Board, which is empowered hereunder to take all action required in the administration of the Plan and the grant and administration of Awards hereunder. Notwithstanding the foregoing, at any time the Company is subject to the Exchange Act, the Compensation Committee will consist solely of Non-Employee Directors and will be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Exchange Act.

          "Date of Grant" means the date specified by the Committee when a grant of an Award becomes effective.

          "Employee" means an individual who is in the employ of the Company or any Subsidiary.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means the fair market value of a Common Share on any relevant date determined by the Committee in accordance with the following provisions:

              (i)  If the Common Shares are at the time listed on any stock exchange or The NASDAQ Stock Market, then the Fair Market Value will be deemed equal to the last sales price per Common Share on the date in question for such stock on the exchange or market designated by the Committee as the primary market for the Common Shares; provided however, if the Common Shares are traded only on the OTC Bulletin Board ("OTCBB") or the NASDAQ SmallCap Market ("NASD SmallCap"), and if the Committee in its reasonable discretion determines that the volume of shares traded on the NASD SmallCap or the OTCBB is insuffient to duly establish the Fair Marker Value of the Common Shares, the Committee may disregard the last sales price for the Common Shares and instead determine the Fair Market Value of the Common Stock as provided in sub-paragraph (ii) below. If there is no sales price for the Common Shares on the date in question, then the Fair Market Value will be the last sales price on the last preceding date for which such quotation exists, subject to the Committee's right to determine the Fair Market Value of the Common Stock if the shares are traded only on the NASD SmallCap or the OTCBB as above provided.

             (ii)  If the Common Shares are not listed on a stock exchange or The NASDAQ Stock Market, the Fair Market Value of a Common Share will be determined, in good faith, by the Committee after consultation with outside legal, accounting, and other experts as the Committee may deem advisable. The Committee will maintain a written record of its method of determining such value.

          "For Cause" means (i) conviction of or entry of a plea of nolo contendere to a felony or (ii) theft or misappropriation of any assets of the Company, any of its Subsidiaries, or the improper taking of, attempting to take, or interference with the Company's or a Subsidiary's customers, clients, employees, or contract rights.

          "Incentive Stock Option" means a Stock Option that (i) qualifies as an "incentive stock option" under Section 422 of the Code or any successor provision and (ii) is intended to be an incentive stock option.

          "Non-Employee Director" means a director of the Company who meets the definition of (i) a "non-employee director" set forth in Rule 16b-3 under the Exchange Act, or any successor rule, and (ii) an "outside director" set forth in Treasury Regulation 1.162-27, as amended, or any successor rule.

          "Nonqualified Stock Option" means a Stock Option that (i) does not qualify as an "incentive stock option" under Section 422 of the Code or any successor provision or (ii) is not intended to be an Incentive Stock Option.

          "Optionee" means the person so designated in a Stock Option Agreement evidencing an outstanding Stock Option.

          "Option Price" means the purchase price payable by an Optionee upon the exercise of a Stock Option.

          "Participant" means a person who is selected by the Committee to receive benefits under this Plan and (i) is at that time a director, officer or other Employee of the Company or any Subsidiary, (ii) is at that time a consultant or other independent advisor who provides services to the Company or a Subsidiary, or (iii) has agreed to commence serving in any capacity set forth in (i) or (ii) of this definition.

          "Plan" means the VitaCube Systems Holdings, Inc. 2003 Stock Incentive Plan, as amended from time to time.

          "Plan Effective Date" means July 1, 2003, the date on which this Plan was approved and adopted by the Company's Board.

          "Qualifying Shares" means Common Shares which either (i) have been owned by the Optionee for more than six months and have been "paid for" within the meaning of Rule 144 promulgated under the Securities Act, or (ii) were obtained by the Optionee in the public market.

          "Restrictive Stock" means an Award granted under Article IX of this Plan of Common Shares and subject to such restrictions imposed pursuant to such Article.

          "Restricted Stock Agreement" will have the meaning given in Section 9.1.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Stock Option" means a right granted under the Plan to a Participant to purchase Common Shares at a stated price for a specified period of time.

          "Stock Option Agreement" will have the meaning given in Subsection 6.1.9.

          "Subsidiary" means a corporation, partnership, limited liability company, joint venture, unincorporated association or other entity in which the Company or a Subsidiary has an ownership or other equity interest. However, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any subsidiary corporation of the Company as defined in Section 424(f) of the Code.

          "10% Shareholder" means the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

ARTICLE IV
ADMINISTRATION OF THE PLAN

        4.1    Delegation to the Committee.    This Plan will be administered by the Committee. Members of the Committee will serve for such period of time as the Board may determine and may be removed by the Board at any time. The action of a majority of the members of the Committee present at any meeting, or acts unanimously approved in writing, will be the acts of the Committee.

        4.2    Powers of the Committee.    The Committee will have full power and authority, subject to the provisions of this Plan, to establish such rules and regulations as it may deem appropriate for proper administration of this Plan and to make such determinations under, and issue interpretations of, the provisions of this Plan and any outstanding Awards as it may deem necessary or advisable. In addition, the Committee will have full authority to administer and interpret the Plan and make modifications, as it may deem appropriate to conform the Plan and all actions pursuant to the Plan to any regulation or to any change in any law or regulation applicable to this Plan. The Committee may request advice or assistance or employ such other persons as necessary for the proper administration of the Plan.

        4.3    Actions of the Committee.    All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) will be final and binding upon all Participants, the Company, and all other interested persons. No director or member of the Committee will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan. All directors and members of the Committee will, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination, or interpretation.

ARTICLE V
SHARES AVAILABLE UNDER THE PLAN

        5.1    Maximum Number.    The maximum number of Common Shares available for Awards granted under this Plan is 4,000,000, subject to adjustment as hereinafter provided. The Common Shares subject to this Plan may be Common Shares now or subsequently authorized but unissued, or Common Shares that were issued and subsequently reacquired by the Company.

        5.2    Unused and Forfeited Stock.    The following Common Shares will automatically become available for use under the Plan: (i) any Common Shares that are subject to an Award under this Plan that are not used because the terms and conditions of the Awards are not met, including any Common Shares that are subject to a Stock Option that expires or is terminated for any reason, (ii) any Common Shares with respect to which a Stock Option is exercised that are used for full or partial payment of the Option Price, and (iii) any Common Shares withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise or acceptance of an Award.

        5.3    Capital Changes.    If any change is made to the Common Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Shares as a class without the Company's receipt of consideration, appropriate adjustments will be made to the maximum number and/or class of securities issuable under the Plan and the number and/or class of securities and the Option Price per share in effect under each outstanding Stock Option under this Plan. Adjustments to the outstanding Stock Options are to be effected in a manner that will preclude the enlargement or dilution of rights and benefits under such Stock Options. The adjustments determined by the Committee will be final, binding and conclusive

ARTICLE VI
STOCK OPTIONS GRANTS

        6.1    Grant of Stock Options to Participants.    The Committee may from time to time authorize grants of Stock Options upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          6.1.1    Each grant will specify the number of Common Shares to which it pertains.

          6.1.2    Each grant will specify the Option Price per share.

          6.1.3    Each grant will specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration. The form of consideration may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) surrender of Qualifying Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that such surrender does not result in an accounting charge for the Company), (iii) a recourse promissory note in favor of the Company, (iv) any other legal consideration that the Committee may deem appropriate, and (v) any combination of the foregoing.

          6.1.4    Any grant may provide for deferred payment of the Option Price from the proceeds of a sale through a broker of some or all of the Common Shares to which the exercise relates.

          6.1.5    Successive grants may be made to the same Participant regardless of whether any Stock Options previously granted to the Participant remain unexercised.

          6.1.6    Each grant will specify the period or periods of continuous service by the Optionee to the Company or any Subsidiary that are necessary before the Stock Option or installments thereof will become vested and exercisable.

          6.1.7    Each grant will specify the term of the Stock Option, which term will not be greater than 10 years from the Date of Grant.

          6.1.8    Any grant may include a provision that permits the Optionee to elect to exercise any part or all of the Stock Option prior to full vesting. Any unvested Common Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company.

          6.1.9    Each grant will be evidenced by an agreement ("Stock Option Agreement"), which will be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee. The Stock Option Agreement will contain such terms and provisions as the Committee may determine consistent with this Plan, including provisions imposing restrictions upon the transferability of Common Shares acquired upon exercise of the Stock Options granted therein.

          6.1.10    All Stock Options that meet the requirements of the Code for incentive stock options will be Incentive Stock Options unless (i) the Stock Option Agreement clearly designates the Stock Options granted thereunder, or a specified portion thereof, as Nonqualified Stock Options, or (ii) a grant of Incentive Stock Options to the Participant would be prohibited under the Code or other applicable law.

          6.1.11    The Committee may condition the grant of any Stock Option on the Optionee agreeing to noncompetition and nonsolicitation provision during the term of Optionee's employment or service with the Corporation and for a period following Optionee's termination of employment or service with the Company. Any such condition must be set forth in the Stock Option Agreement evidencing the grant of Stock Options.

          6.1.12    The Committee may provide for immediate termination of unexercised Stock Options and forfeiture of Common Shares acquired upon exercise of Stock Options if the Optionee violates the provisions of any confidentiality, noncompetition, or nonsolicitation covenants contained in any employment agreement, consulting agreement, Stock Option Agreement, or other agreement with the Company. Any such provision must be set forth in the Stock Option Agreement evidencing the grant of Stock Options.

        6.2    Special Terms Applicable to Incentive Stock Options.    The following additional terms will be applicable to all Incentive Stock Options granted pursuant to this Plan. Stock Options that are specifically designated as Nonqualified Stock Options will not be subject to the terms of this Section 6.2.

          6.2.1    Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary.

          6.2.2    The Option Price per share will not be less than the Fair Market Value per Common Share on the Date of Grant. If any Employee to whom an Incentive Stock Option is granted is a

  10% Shareholder, then the Option Price per share will not be less than 110% of the Fair Market Value per Common Share on the Date of Grant, and the term of the option will not exceed five years measured from the Date of Grant.

ARTICLE VII
EARLY TERMINATION OF STOCK OPTIONS

        Unless otherwise provided in a Stock Option Agreement, the following provisions will govern the exercise of any Stock Options held by any Optionee whose employment or service with the Company is terminated:

          7.1    Termination For Cause.    If the Optionee's employment, service on the Board, or service as a consultant is terminated For Cause, all unexercised Stock Options will terminate immediately.

          7.2    Termination Other Than For Cause.    If the Optionee's employment, service on the Board, or service as a consultant is terminated other than For Cause, including termination because of such Optionee's death or disability, all Stock Options held by the Optionee will be exercisable to the extent such Stock Options were exercisable on the date of such termination, for a period of three months following such termination. Upon the expiration of the three-month exercise period, or, if earlier, upon the expiration of the term of the Stock Option, the Stock Option will terminate and will cease to be outstanding for any Common Shares for which the Stock Option has not been exercised.

ARTICLE VIII
TRANSFERABILITY OF STOCK OPTIONS

        During the lifetime of the Optionee, Incentive Stock Options will be exercisable only by the Optionee and will not be assignable or transferable. If the Optionee dies prior to the end of the term of any Incentive Stock Options, any Incentive Stock Options may be exercised by the personal representative of the Optionee's estate, or by the person(s) to whom the Incentive Stock Options are transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Upon the prior written consent of the Board and subject to any conditions associated with such consent, Nonqualified Options may be assigned during the Optionee's lifetime to (a) one or more members of the Optionee's immediate family (as that term is defined in Rule 16a-1(e) of the Exchange Act), (b) a trust established exclusively for one or more such family members, or (c) to an entity the beneficial owners of which consist solely of the Optionee and/or one or more such family members. In addition, the Board may allow Nonqualified Options to be assigned in other circumstances deemed appropriate. The terms applicable to the assigned portion will be the same as those in effect for the Nonqualified Options immediately prior to such assignment except that further assignment will not be permitted and will be set forth in such documents issued to the assignee, as the Committee may deem appropriate. Notwithstanding any assignment or transfer of a Stock Option, in no event may any Stock Option remain exercisable after the expiration of the term of the Stock Option.

ARTICLE IX
RESTRICTED STOCK AWARDS

        9.1    General.    The Committee may from time to time authorize grants of Restricted Stock upon such terms and conditions as the Committee may determine consistent with this Plan. Each grant will be evidenced by an agreement (the "Restricted Stock Agreement"), which will be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant, and will contain such terms and provisions as the Committee may determine consistent with this Plan.

        9.2    Restrictions.    A Participant's right to retain an award of Restricted Stock will be subject to such restrictions, including, but not limited to, the Participant's continuous employment by or service with the Company for a period specified in the grant or the attainment of specified performance goals and objectives specified in the Restricted Stock Agreement. The Committee may, in its sole discretion, require different periods of employment or different performance goals and objectives with respect to different Participants, to different Awards of Restricted Stock or to separate, designated portions of the Common Shares constituting an Award of Restricted Stock.

        9.3    Shareholder Rights.    Subject to Article XVI, a Participant will have all voting, dividend, liquidation, and other rights with respect to the Common Shares except as provided in this section. Unless provided otherwise in the Restricted Stock Agreement, the Participant (i) will not be entitled to delivery of the stock certificate representing the Common Shares until the restricted period has expired; (ii) the Company or an escrow agent will retain custody of the Common Shares until the restricted period has expired; (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Common Shares until the restricted period has expired; and (iv) a breach of the terms and conditions set forth in the Restricted Stock Agreement will cause a forfeiture of the Restricted Stock. If a Participant to whom Restricted Stock has been granted remains in the continuous employment or service of the Company or a Subsidiary during the entire restricted period, upon expiration of the restricted period the certificate or certificates representing the Common Shares will be delivered to the Participant.

        9.4    Forfeiture of Restricted Stock.    Subject to the provisions of the Restricted Stock Agreement, upon termination of a Participant's employment with the Company or Subsidiary during the restricted period, the Participant will forfeit the Common Shares subject to the award of Restricted Stock. Upon any forfeiture, all rights of the Participant with respect to the forfeited Common Shares will cease and terminate, without any further obligation on the part of the Company.

ARTICLE X
ACCELERATION OF VESTING

        The Committee may at any time accelerate the vesting of any Award made pursuant to this Plan by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company will amend the agreement relating to the Award to reflect the new vesting schedule. The acceleration of the exercise period of a Stock Option will not affect the expiration date of such Award.

ARTICLE XI
CHANGE IN CONTROL

        In the event of a Change in Control, all Awards outstanding under the Plan as of the day before the consummation of such Change in Control will automatically vest for all purposes under this Plan. As a result, each Stock Option will be fully exercisable with respect to the total number of Common Shares subject to such Stock Option and may be exercised for any or all of those Common Shares as of such date, without regard to the conditions expressed in the agreement relating to such Stock Option. Unless the agreement governing the Change in Control provides otherwise, upon consummation of the Change in Control, the Plan will terminate and all outstanding Awards will terminate if not exercised prior to the consummation of the Change in Control. The Company will give written notice to all Participants who will be affected by a Change in Control at least 10 days prior to the consummation of the Change in Control, or such lesser time as may be required by the circumstances. The notice will set forth the procedure for exercising Stock Options which become fully vested pursuant to this Article XI.

ARTICLE XII
LIQUIDATION AND DISSOLUTION

        In the event of a dissolution or liquidation of the Company other than a Change in Control, all outstanding Awards that are unexercised or have not been accepted shall terminate immediately prior to such event.

ARTICLE XIII
BUYOUTS; ASSUMPTIONS; SUBSTITUTIONS

        13.1    Buyouts.    The Committee may at any time offer to buy out, for a payment in cash or stock in the Company, an Award previously granted. The terms and conditions of such offer will be as determined by the Committee. The terms and conditions will be communicated to the Participant at the time that such offer is made. Any such offer made to an officer or director will comply with the applicable provisions of Rule 16(b)-3. This provision is intended only to clarify the powers of the Committee. This provision does not create any rights on the part of Participants to receive buyout offers nor does a buyout offer create an obligation on the part of the Participant to accept the offer.

        13.2    Cancellation/Substitution of Existing Awards.    The Committee may, with the consent of the affected Participants, cancel any or all outstanding Awards and grant in substitution new Awards covering the same or a different number of Common Shares. The Option Price for any new Stock Options issued pursuant to this section must be set in accordance with Article VI, on the new Date of Grant.

        13.3    Assumption of Stock Options by the Company.    The Company may substitute or assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, or by the Company prior to the Plan Effective Date. The Company may either (a) grant Stock Options under this Plan in substitution of such options or (b) assume such options as if they had been granted under this Plan. Except to the extent the agreements representing such options provide otherwise, the terms of this Plan will apply to such substituted or assumed options.

ARTICLE XIV
FINANCING

        The Committee may authorize the Company to make a loan to a Participant in connection with the exercise or acceptance of an Award. In addition, the Committee may authorize the Company to arrange or guaranty loans to a Participant by a third party in connection with the exercise or acceptance of an Award. Notwithstanding the foregoing, the Committee may not authorize the Company to make such a loan to a member of the Board or an executive officer of the Company or a Subsidiary unless the Committee receives an opinion of outside counsel that such a loan does not violate applicable law.

ARTICLE XV
TAX WITHHOLDING

        15.1    Tax Withholding.    The Company's obligation to deliver Common Shares pursuant to an Award is subject to the satisfaction of all applicable federal, state, and local income and employment tax withholding requirements.

        15.2    Surrender of Common Shares.    The Committee may permit a Participant to use Common Shares in satisfaction of all or part of the taxes incurred by such Participant in connection with an Award. Such right may be provided to any such Participant in either or both of the following formats:

          15.2.1    The election to have the Company withhold, from the Common Shares otherwise issuable pursuant to an Award, a portion of the Common Shares with an aggregate Fair Market Value less than or equal to the amount of taxes due, as designated by such Participant.

          15.2.2    The election to deliver to the Company, at the time the Award is subject to such taxes, one or more Common Shares previously acquired by such Participant with an aggregate Fair Market Value less than or equal to the amount of taxes due, as designated by such Participant.

ARTICLE XVI
SHAREHOLDER RIGHTS

        The holder of an Award has no shareholder rights with respect to the Common Shares subject to the Award until such person has satisfied all conditions of the Award and become a holder of record of the Common Shares subject to the Award.

ARTICLE XVII
GOVERNMENT AND OTHER REGULATIONS

        The obligation of the Company to issue, transfer, and deliver Common Shares upon exercise or acceptance of any Award under the Plan is subject to all applicable laws, regulations, rules, orders, and approvals then in effect of any governmental entity or stock exchange or market on which the Common Shares are traded. Specifically, upon exercise of any Award, the Committee may require a Participant, as a condition of exercising an Award, to give written assurances satisfactory to the Company stating that (i) the Participant has knowledge and experience in financial and business matters or that the Participant has employed a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that the Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Shares subject to the Award; (ii) the Participant is acquiring the Common Shares subject to the Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Shares; and (iii) the Participant will not transfer the Common Shares subject to the Award except pursuant to a registration statement in effect under the Securities Act unless an opinion of counsel or other evidence satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee will be final, binding, and conclusive. The Company may, but will in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company will not be obligated to take any other affirmative action in order to cause the issuance of Common Shares pursuant to an Award to comply with any law or regulation of any government authority.

ARTICLE XVIII
EFFECTIVE DATE AND TERM OF THE PLAN

        This Plan will become effective on the Plan Effective Date. This Plan will terminate on the tenth anniversary of the Plan Effective Date, unless sooner terminated by the Board or as provided in Article XI. After the Plan is terminated, no further Awards may be granted under the Plan but Awards previously granted will remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

ARTICLE XIX
AMENDMENT OF THE PLAN

        The Committee will have complete and exclusive power and authority to amend or modify the Plan in any or all respects, unless shareholder approval of such amendments or modifications is required under applicable law. No such amendment or modification will adversely affect the rights and obligations with respect to Awards outstanding under the Plan at the time of such amendment or modification, unless the Participant consents to such modification.

ARTICLE XX
NO EMPLOYMENT/SERVICE RIGHTS

        Nothing in this Plan, nor any action taken by the Committee under this Plan, will confer upon any Participant any right to continue in the employment or service of the Company for any period or specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person) or of the Participant, to terminate such person's employment or service at any time for any reason, with or without cause.

ARTICLE XXI
MISCELLANEOUS

        21.1    Governing Law.    The laws of the state of Colorado will govern the Plan.

        21.2    Expenses of Administration.    All costs and expenses incurred in the operation and administration of this Plan will be borne by the Company.

        21.3    Arbitration.    Any controversy or claim arising out of this Plan will be resolved through binding arbitration under the procedures established by the American Arbitration Association. Judgment on such arbitration award may be entered in any court having jurisdiction thereof. The arbitration hearing of any such dispute will take place in the City and County of Denver, Colorado, unless the parties to such dispute agree on a different location. The award in any such arbitration will include an award of costs and reasonable attorneys' fees to the prevailing party. The decision of the arbitrator will be final and may be enforced in any court of competent jurisdiction. All parties to such arbitration understand that each is forever waiving its right to a trial by jury.

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VitaCube Systems Holdings, Inc. 2003 STOCK INCENTIVE PLAN